UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2026

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-1681094
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N. Ste 150, Maple Grove, MN 55369

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	NSYS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On February 27, 2026, Nortech Systems Incorporated (the “Company”) entered into a Waiver and Amendment No. 4 to its Credit Agreement with Bank of America, N.A., dated February 27, 2026 (“Waiver and Amendment”). Under the Waiver and Amendment, Bank of America waived certain financial covenant defaults related to the Company’s Consolidated Leverage Ratio, Fixed Charge Coverage Ratio, and Consolidated EBITDA for the quarter ended December 31, 2025. The Waiver and Amendment also modifies multiple provisions of the Credit Agreement, including revised definitions, updated borrowing base mechanics, revised financial covenants (including new EBITDA thresholds), adjustments to the revolving commitment levels, an increase in applicable borrowing rate, and updates limitations on foreign subsidiary investments and transfers.

The full text of the Waiver is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

In the fourth quarter of 2025, we continued to see positive benefits to our operating performance from our restructuring activities in the fourth quarter of 2024 and the first quarter of 2025. The Company is actively in negotiations to secure a new asset-backed lending facility. The Company expects to close a new facility in the near term.

ITEM 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
10.1	Waiver and Amendment No. 4 to Credit Agreement dated as of February 27, 2026, by and between Nortech Systems Incorporated and Bank of America, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRLdocument).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2026

Nortech Systems Incorporated
(Registrant)

/s/ Andrew D. C. LaFrence
Andrew D. C. LaFrence Senior Vice President of Finance and Chief Financial Officer

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